SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2011

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 8.01.

 Other Events.

On Wednesday, July 27, 2011 LCNB Corp. ("LCNB") filed a Registration Statement on Form S-3 with the Securities and Exchange Commission to register 400,000 shares for use in the Company’s Dividend Reinvestment Plan. The Company expects to use the proceeds of the reinvested shares to add to the capital invested in the business and further general corporate purposes.  A copy of the press release announcing the filing is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On Thursday, July 28, 2011 LCNB issued a press release announcing that the Company applied to NASDAQ for approval to move the listing of the company’s stock from the Over the Counter Bulletin Board to the NASDAQ Capital Market.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Exhibit No.

Description

99.1

Press release dated July 27, 2011

99.2

Press release dated July 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: August 2, 2011	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer

Exhibit 99.1

July 27, 2011	For more information contact
Stephen P. Wilson, Chairman and CEO
TO ALL MEDIA	Steve P. Foster, President
FOR IMMEDIATE RELEASE	at 800-344-BANK

RE:

LCNB Corp. Files to Revise Dividend Reinvestment Plan

Lebanon, Ohio:  LCNB Corp. (OTCBB: LCNB) LCNB Corp. filed a Registration Statement on Form S-3 with the Securities and Exchange Commission today to register 400,000 shares for use in the Company’s Dividend Reinvestment Plan, satisfying shareholder requests to reinvest their dividends in additional ownership of the Company. The Company expects to use the proceeds of the reinvested shares to add to the capital invested in the business and further general corporate purposes.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. LCNB Corp.'s subsidiary, LCNB National Bank, an FDIC insured national bank, has 26 offices located in Warren, Butler, Montgomery, Clinton, Clermont, and Hamilton Counties, Ohio. Additional information about LCNB Corp. and information about products and services offered by LCNB National Bank can be found on the Internet at www.LCNB.com.

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Exhibit 99.2

July 28, 2011	For more information contact
Stephen P. Wilson, Chairman and CEO
TO ALL MEDIA	Steve P. Foster, President
FOR IMMEDIATE RELEASE	at 800-344-2265

RE:

LCNB Corp. Applies to Change Listing

Lebanon, Ohio:  LCNB Corp. (OTCBB: LCNB) Today LCNB Corp. applied to NASDAQ® for approval to move the listing of the company’s stock from the Over the Counter Bulletin Board (OTCBB) to the NASDAQ Capital Market®.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio and trades with the symbol LCNB. LCNB Corp.'s subsidiary, LCNB National Bank, has 26 offices located in Warren, Butler, Montgomery, Clinton, Clermont, and Hamilton Counties, Ohio. Additional information about LCNB Corp. and information about products and services offered by LCNB National Bank can be found on the Internet at www.LCNB.com.

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